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                                                              EXHIBIT 5


                                 ROSENBLUM,
                                 PARISH  &
                                 ISAACS
                                 --------------
                                 A Professional
                                 Corporation


                              March 19, 1997



Board of Directors
Java Centrale, Inc.
1610 Arden Way, Suite 299
Sacramento, CA 95815

Dear Sirs:

    We refer to Pre-Effective Amendment No. 2 to the Form S-3 Registration Statement filed on November 21, 1996 (Commission File No. 333-16575), by Java Centrale, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 437,284 shares of the Company's no par value Common Stock (the "Common Stock").

    As counsel to the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for purposes of rendering this opinion and, on the basis of such examination, advise you that in our opinion the shares of Common Stock have been duly and validly authorized, and, when issued and sold in the manner contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Securities Act of 1933, as amended.

                             Very truly yours,

                             ROSENBLUM, PARISH & ISAACS, PC



                             By: /S/ PHILIP S. BOONE, JR
                                 ----------------------------
                                  A Member of the Firm


         555 Montgomery Street, 15th Floor, San Francisco, CA 94111
                   (415) 421-8232 FAX (415) 397-5383